Exhibit 99

              Viad Corp Announces Third Quarter Results

         Income from Continuing Operations of $0.41 Per Share

             Income before Other Items of $0.32 Per Share

    PHOENIX--(BUSINESS WIRE)--Oct. 26, 2007--Viad Corp (NYSE:VVI) today announced third quarter 2007 revenue of $228.8 million, segment operating income of $13.2 million and income from continuing operations of $8.6 million, or $0.41 per diluted share. Income before other items was $6.6 million, or $0.32 per share, which excludes $1.9 million, or $0.09 per share, related to the favorable resolution of tax matters and impairment recoveries of $44,000 (after-tax). This compares to the company's prior guidance of $0.21 to $0.29 per share and 2006 third quarter income before other items of $16.3 million, or $0.77 per share.

    Paul B. Dykstra, president and chief executive officer said, "Relative to our prior guidance, income before other items reflects solid, in-line performance at all of our operating companies as well as lower corporate expenses and taxes. As expected, the decline from the 2006 quarter was driven by negative show rotation of about $44 million in revenue. A number of major trade shows that took place in the 2006 third quarter are every-other-year shows that will occur again in 2008."

    Net income was $8.5 million, or $0.41 per share, in the 2007 third quarter versus $23.5 million, or $1.10 per share, in the 2006 third quarter. The decline in net income was due to negative show rotation in the 2007 quarter, higher income from the favorable resolution of tax matters in the 2006 third quarter of $0.27 per share as compared to $0.09 per share in the 2007 quarter and income from discontinued operations of $0.07 per share in the 2006 quarter.

    Third Quarter 2007 Financial Highlights

    Highlights of the 2007 third quarter and year-to-date results, compared to the 2006 third quarter and year-to-date results, are presented below.

                                       Q3 2007      Q3 2006    Change
                                     ------------ ----------- --------
                                         ($ in millions)
Revenue                                    $228.8      $230.5    -0.8%
Segment operating income                   $ 13.2      $ 27.6   -52.3%
Operating margins (Note A)                   5.8%       12.0% -620 bps
Income before other items (Note B)         $  6.6      $ 16.3   -59.4%
Income from continuing operations          $  8.6      $ 22.0   -61.1%
Net income (Note C)                        $  8.5      $ 23.5   -63.7%
Adjusted EBITDA (Note B)                   $ 16.7      $ 30.1   -44.5%
Cash from operations                       $ 37.3      $ 41.8   -10.9%
Free cash flow (Note B)                    $ 30.8      $ 36.7   -16.0%


                                       YTD 2007    YTD 2006   Change
                                      ----------- ---------- ---------
                                         ($ in millions)
Revenue                                    $788.2     $701.7     12.3%
Segment operating income                   $ 69.4     $ 71.1     -2.4%
Operating margins (Note A)                   8.8%      10.1%  -130 bps
Income before other items (Note B)         $ 38.9     $ 41.8     -7.0%
Income from continuing operations          $ 40.9     $ 54.4    -24.7%
Net income (Note C)                        $ 41.0     $ 65.4    -37.3%
Adjusted EBITDA (Note B)                   $ 80.9     $ 86.4     -6.3%
Cash from operations                       $ 51.2     $ 75.6    -32.3%
Free cash flow (Note B)                    $ 25.3     $ 58.3    -56.6%

(A) For operating margins, the change from the prior year period is presented in basis points.

(B) Income before other items is defined by Viad as income from continuing operations before the after-tax effects of impairment losses/recoveries, favorable resolution of tax matters and the after-tax effects of gains on sale of corporate assets. Adjusted EBITDA is defined by Viad as net income before interest expense, income taxes, depreciation and amortization, impairment losses/recoveries, changes in accounting principles and the effects of discontinued operations. Free cash flow is defined by Viad as net cash provided by operating activities minus capital expenditures and dividends. Income before other items, adjusted EBITDA and free cash flow are supplemental to results presented under accounting principles generally accepted in the United States of America (GAAP) and may not be comparable to similarly titled measures presented by other companies.

     These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of Viad's operating performance and liquidity. Free cash flow is also used by management to assess the company's ability to service debt, fund capital expenditures and finance growth. Management believes these non-GAAP measures are useful to investors in trending, analyzing and benchmarking the performance and value of Viad's business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP. See Table Two for reconciliations of income from continuing operations to income before other items. Also see Table Two for reconciliations of net income to adjusted EBITDA, and of net cash provided by operating activities to free cash flow.

(C) Net income includes the following results from discontinued operations primarily relating to tax and other matters associated with previously sold operations: loss of $37,000 in the 2007 third quarter; income of $1.5 million in the 2006 third quarter; income of $65,000 in 2007 year-to-date; and income of $3.6 million in 2006 year-to-date. Net income in 2006 year-to- date also includes after-tax income from discontinued operations of $7.4 million relating to the expiration of product warranty liabilities associated with a previously sold manufacturing operation.

    At the end of the third quarter 2007:

    -- Cash and cash equivalents were $147.7 million.

    --  Debt totaled $14.4 million, with a debt-to-capital ratio of 3.0 percent.

    Also relating to the third quarter 2007:

    --  Viad repurchased 505,400 shares at an aggregate cost of $17.7 million.

    -- Viad recorded a restructuring charge of $754,000 ($458,000 after-tax) related to personnel changes that support the organizational realignment at Exhibitgroup/Giltspur (Exhibitgroup).

    -- Viad settled its claims for Exhibitgroup property damage and business interruption resulting from Hurricane Katrina. In connection with the final settlement, Viad received $146,000 ($89,000 after-tax) from its insurance carriers for business interruption, which was recorded in Exhibitgroup's third quarter operating income. Additionally, Viad recorded impairment recoveries of $72,000 ($44,000 after-tax) representing settlement of the property claim.

    GES Exposition Services (GES)

    For the third quarter of 2007, GES' revenue was $151.6 million, as compared to $151.7 million in the third quarter of 2006. Negative show rotation of about $34 million in revenue was substantially offset by $20.4 million in revenue from Melville (acquired February 1, 2007), continued base same-show growth and new business. Third quarter segment operating loss was $2.7 million as compared to operating income of $9.6 million in 2006, reflecting the impact of negative show rotation, an expected small operating loss at Melville and additional costs.

    Dykstra said, "As expected, the decline in operating results was due largely to the negative show rotation and a small operating loss at Melville. The loss at Melville was expected as a result of its seasonally slower third quarter. Overall, Melville continues to perform very well and is exceeding the financial targets upon which we based the acquisition. Additionally, GES realized an increase in insurance claims expense and cost overruns on a few shows."

    Exhibitgroup

    Exhibitgroup's 2007 third quarter revenue was $26.8 million, down $5.1 million or 16.0 percent from $32.0 million in the third quarter of 2006. The decline from 2006 was due primarily to negative show rotation from the Farnborough International Airshow, which occurs biennially in England and will occur again in the 2008 third quarter. Third quarter segment operating results declined $3.4 million to a loss of $6.2 million, as compared to a loss of $2.8 million in the 2006 third quarter.

    Dykstra said, "We continue to be encouraged by Exhibitgroup's revenue performance. Despite negative show rotation of about $10 million in revenue from the airshow, Exhibitgroup's revenue was down only $5.1 million from the 2006 third quarter, reflecting growth in domestic and other international revenues. Exhibitgroup is progressing through its turnaround process and we are building positive momentum."

    Travel and Recreation Services

    Travel and Recreation Services segment revenue for the 2007 third quarter was $50.3 million, up $3.5 million or 7.4 percent over 2006 third quarter revenue of $46.9 million. Segment operating income was $22.1 million, up $1.3 million or 6.1 percent from $20.8 million in the 2006 third quarter.

    Dykstra said, "The Travel and Recreation Services segment had another solid quarter with growth in passenger volume at Brewster's gondola and an increase in room revenue at both Brewster and Glacier Park. In addition to growth in base operations, results for this segment also reflect more favorable currency translation."

    2007 Outlook

    Guidance provided by Viad is subject to change as a variety of factors can affect actual operating results. Those factors are identified in the safe harbor language at the end of this press release.

    Fourth Quarter 2007

    For the fourth quarter, Viad's loss is expected to be in the range of $0.14 to $0.08 per diluted share, as compared to a loss before other items of $0.17 per share in the 2006 fourth quarter. The improvement over 2006 reflects stronger revenue and operating results at GES, driven by positive show rotation, new business and continued same-show growth. Viad's total revenue is expected to be in the range of $186 million to $208 million, which includes $17 million to $22 million from Melville, as compared to $154.3 million in the 2006 quarter. Segment operating loss is expected to be in the range of $3.2 million to $200,000, including a loss of $1.0 million to $1.5 million at Melville. This compares to the 2006 fourth quarter segment operating loss of $3.9 million.

    Full Year 2007

    Viad's 2007 full year income before other items is expected to be in the range of $1.72 to $1.78 per share, as compared to the company's prior guidance of $1.72 to $1.80 per share and 2006 income before other items of $1.75 per share. The narrowing of the upper end of the guidance range reflects a reduced 2007 outlook for GES, partially offset by lower corporate expenses and taxes. The guidance range for 2007 assumes an effective tax rate of 37 percent to 38 percent on income before other items, as compared to the 2006 effective tax rate on income before other items of 37.2 percent.

    Excluding Melville, Viad's revenue is expected to increase at a mid-single digit rate from 2006 revenue of $856.0 million. This increase reflects the expectation that continued growth in exhibitor discretionary spending, same-show growth and new business at GES will more than offset negative show rotation of about $30 million in revenue. The acquisition of Melville is expected to provide $87 million to $92 million in revenue and be accretive to Viad's earnings.

    Viad's segment operating income is expected to be in the range of $66.2 million to $69.2 million, as compared to 2006 operating income of $67.2 million. Viad's growth in 2007 will be limited by significant negative show rotation at GES and investments in initiatives to reposition Exhibitgroup for future growth.

    Implicit within 2007 full year guidance, are the following segment revenue and operating income expectations.

                                Segment                Segment
                                Revenue        Operating Income (Loss)
                         --------------------- -----------------------
                         low-end      high-end  low-end      high-end
                                        ($ in millions)

 GES                      $ 730.0 to   $ 745.0  $  50.0  to   $  52.0
 Exhibitgroup             $ 162.0 to   $ 167.0  $  (6.5) to   $  (5.5)
 Travel & Recreation      $  82.0 to   $  84.0  $  22.2  to   $  23.2

    Dykstra said, "Despite facing significant negative show rotation at GES and the cost of turnaround initiatives at Exhibitgroup, we have produced solid financial performance and progress year-to-date. We expect GES to overcome the impact of negative show rotation of about $33 million in revenue and produce growth in operating income versus 2006. At Exhibitgroup, revenue is up 8.0 percent year-to-date, indicating that our initiatives are working. The Travel and Recreation Services segment continues to produce consistently strong operating income and margins. And we completed the acquisition of Melville, which expands GES' global operations and provides a platform for further growth overseas. To date, Melville has outperformed our expectations."

    Dykstra continued, "Looking ahead to 2008 we have a lot to be excited about. Show rotation turns in our favor and we expect it to positively impact GES' revenues by more than $45 million relative to 2007. We also expect improved results at Melville in 2008 as we will have substantially completed our integration efforts, and our growth initiatives continue to gain traction. Results at Exhibitgroup should also be stronger as we begin to realize the benefits of our work to reposition the company. Additionally, we are pursuing some attractive, strategic acquisition opportunities that could bolster growth. We remain committed to driving growth and enhancing shareholder value."

    Conference Call and Webcast

    Viad Corp will hold a conference call with investors and analysts for a review of third quarter 2007 results on Friday, October 26, 2007 at 9 a.m. (ET). To join the live conference call, dial toll-free (877) 741-4251, passcode 3344833, or access the webcast through Viad's Web site at www.viad.com. A replay will be available for a limited time at (888) 203-1112, passcode 33448333, or visit the Viad Web site and link to a replay of the webcast.

    Viad is an S&P SmallCap 600 company. Major operating companies include GES Exposition Services of Las Vegas, Exhibitgroup/Giltspur of Chicago, Brewster Inc. of Banff, Alberta, Canada, and Glacier Park, Inc. of Phoenix. For more information, visit the company's Web site at www.viad.com.

    Forward-Looking Statements

    As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995," Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

    Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

                           VIAD CORP AND SUBSIDIARIES
                          TABLE ONE - QUARTERLY RESULTS
                                   (UNAUDITED)


                    Three months ended          Nine months ended
                        September 30,              September 30,
                 -----------------------------------------------------
(000 omitted,
 except per
 share data)       2007      2006      %      2007      2006      %
                 --------- --------- ------ --------- --------- ------


Revenues (Note
 A)              $228,804  $230,548   -0.8% $788,220  $701,727   12.3%
                 ========= ========= ====== ========= ========= ======


Segment
 operating
 income (Note A) $ 13,189  $ 27,629  -52.3% $ 69,415  $ 71,138   -2.4%
Corporate
 activities        (2,342)   (3,457)  32.3%   (7,365)   (8,656)  14.9%
Gain on sale of
 corporate
 assets (Note B)        -         -   (a)          -     3,468   (a)
Restructuring
 recoveries
 (charges) (Note
 C)                  (693)     (355) -95.2%   (1,903)      215   (a)
Impairment
 recoveries
 (charges) (Note
 D)                    72      (193)  (a)        172       650  -73.5%
Net interest
 income             1,054     1,614  -34.7%    3,390     4,572  -25.9%
                 --------- --------- ------ --------- --------- ------
Income before
 income taxes
 and minority
 interest          11,280    25,238  -55.3%   63,709    71,387  -10.8%
Income tax
 expense (Note
 E)                (1,843)   (2,429)  24.1%  (21,972)  (16,385) -34.1%
Minority
 interest            (862)     (786)  -9.7%     (825)     (639) -29.1%
                 --------- --------- ------ --------- --------- ------
Income from
 continuing
 operations         8,575    22,023  -61.1%   40,912    54,363  -24.7%
Income (loss)
 from
 discontinued
 operations
 (Note F)             (37)    1,496   (a)         65    11,026  -99.4%
                 --------- --------- ------ --------- --------- ------
Net income       $  8,538  $ 23,519  -63.7% $ 40,977  $ 65,389  -37.3%
                 ========= ========= ====== ========= ========= ======

Diluted income
                                   per common
 share:
 Income from
  continuing
  operations     $   0.41  $   1.03  -60.2% $   1.95  $   2.49  -21.7%
 Income from
  discontinued
  operations            -      0.07   (a)          -      0.50   (a)
                 --------- --------- ------ --------- --------- ------
 Net income per
  share          $   0.41  $   1.10  -62.7% $   1.95  $   2.99  -34.8%
                 ========= ========= ====== ========= ========= ======

Basic income per
 common share:
 Income from
  continuing
  operations     $   0.42  $   1.04  -59.6% $   1.99  $   2.53  -21.3%
 Income from
  discontinued
  operations            -      0.07   (a)       0.01      0.52  -98.1%
                 --------- --------- ------ --------- --------- ------
 Net income per
  share          $   0.42  $   1.11  -62.2% $   2.00  $   3.05  -34.4%
                 ========= ========= ====== ========= ========= ======

Common shares treated as outstanding for income per share calculations:

  Average
   outstanding
   shares          20,345    21,121   -3.7%   20,521    21,456   -4.4%
                 ========= ========= ====== ========= ========= ======

  Average
   outstanding
   and
   potentially
   dilutive
   shares          20,787    21,424   -3.0%   20,965    21,850   -4.1%
                 ========= ========= ====== ========= ========= ======

(a) Change is greater than +/- 100 percent.

                           VIAD CORP AND SUBSIDIARIES
                     TABLE ONE - NOTES TO QUARTERLY RESULTS
                                   (UNAUDITED)

(A) Reportable
 Segments
                     Three months ended         Nine months ended
                        September 30,              September 30,
                 -----------------------------------------------------
 (000 omitted)     2007      2006      %      2007      2006      %
                 --------- --------- ------ --------- --------- ------

 Revenues:
  GES Exposition
   Services      $151,616  $151,737   -0.1% $589,333  $515,200   14.4%
  Exhibitgroup/
   Giltspur        26,840    31,953  -16.0%  122,708   113,575    8.0%
  Travel and
   Recreation
   Services        50,348    46,858    7.4%   76,179    72,952    4.4%
                 --------- --------- ------ --------- --------- ------
                 $228,804  $230,548   -0.8% $788,220  $701,727   12.3%
                 ========= ========= ====== ========= ========= ======

 Segment
  operating
  income (loss):
  GES Exposition
   Services      $ (2,744) $  9,600   (a)   $ 51,495  $ 50,373    2.2%
  Exhibitgroup/
   Giltspur        (6,181)   (2,816)  (a)     (6,277)   (3,166) -98.3%
  Travel and
   Recreation
   Services        22,114    20,845    6.1%   24,197    23,931    1.1%
                 --------- --------- ------ --------- --------- ------
                 $ 13,189  $ 27,629  -52.3% $ 69,415  $ 71,138   -2.4%
                 ========= ========= ====== ========= ========= ======

(a) Change is greater than +/- 100 percent.

(B) Gain on Sale of Corporate Assets -- In the first quarter of 2006, Viad sold its remaining interest in its corporate aircraft along with related equipment for $10.0 million, resulting in a gain of $1.7 million ($1.1 million after-tax). Also in the first quarter of 2006, Viad sold certain undeveloped land in Phoenix, Arizona for $2.9 million, resulting in a gain of $1.7 million ($1.1 million after- tax).

(C) Restructuring Charges and Recoveries -- In the quarter and nine months ended September 30, 2007, Viad recorded restructuring charges of $754,000 ($458,000 after-tax) and $2.0 million ($1.2 million after-tax), respectively, related to severance costs associated with an organizational realignment at Exhibitgroup. In the third quarters of 2007 and 2006, Viad recorded a restructuring recovery of $61,000 ($38,000 after-tax) and a charge of $355,000 ($222,000 after-tax), respectively, relating to its corporate leased office space. Additionally, during the nine months ended September 30, 2006, Viad reversed restructuring reserves of $570,000 ($344,000 after-tax).

(D) Impairment Charges and Recoveries -- Viad recorded insurance recoveries related to claims associated with Hurricane Katrina of $72,000 ($44,000 after-tax) and $407,000 ($242,000 after-tax) in the third quarters of 2007 and 2006, respectively, and $172,000 ($105,000 after-tax) and $1.3 million ($750,000 after-tax) in the nine months ended September 30, 2007 and 2006, respectively. In addition, in the third quarter of 2007 Viad received a settlement of its business interruption insurance claim of $146,000 ($89,000 after-tax), which was recorded in Exhibitgroup's operating income. During the third quarter of 2006, Viad recorded an impairment loss of $600,000 ($374,000 after-tax) related to the reduction in value of a non-core asset which was sold in the fourth quarter of 2006.

(E) Income Tax Expense -- Income tax expense includes favorable resolution of tax matters of $1.9 million and $5.8 million in the third quarters of 2007 and 2006, respectively, and $1.9 million and $10.0 million in the nine months ended September 30, 2007 and 2006, respectively.

(F) Income (Loss) from Discontinued Operations -- Viad recorded the following results of discontinued operations, primarily relating to tax and other matters associated with previously sold operations: loss of $37,000 and income of $1.5 million in the third quarters of 2007 and 2006, respectively; and income of $65,000 and $3.6 million in the nine months ended September 30, 2007 and 2006, respectively. Additionally, in the second quarter of 2006, Viad recorded income from discontinued operations of $7.4 million (after-tax) relating to the expiration of product warranty liabilities associated with a previously sold manufacturing operation.

                           VIAD CORP AND SUBSIDIARIES
                     TABLE TWO - INCOME BEFORE OTHER ITEMS,
                       ADJUSTED EBITDA AND FREE CASH FLOW
                                   (UNAUDITED)


                     Three months ended         Nine months ended
                         September 30,             September 30,
                   ---------------------------------------------------
(000 omitted)        2007     2006     %      2007      2006      %
                   -------- -------- ------ --------- --------- ------

Income before other
 items:
 Income from
  continuing
  operations       $ 8,575  $22,023  -61.1% $ 40,912  $ 54,363  -24.7%
 Impairment losses
  and recoveries,
  net of tax           (44)     132   (a)       (105)     (376) -72.1%
 Favorable
  resolution of tax
  matters           (1,906)  (5,828) -67.3%   (1,906)  (10,000) -80.9%
 Gain on sale of
  corporate assets,
  net of tax             -        -   (a)          -    (2,164)  (a)
                   -------- -------- ------ --------- --------- ------
 Income before
  other items      $ 6,625  $16,327  -59.4% $ 38,901  $ 41,823   -7.0%
                   ======== ======== ====== ========= ========= ======

                     Three months ended         Nine months ended
                         September 30,             September 30,
                   ---------------------------------------------------
(per diluted share)  2007     2006     %      2007      2006      %
                   -------- -------- ------ --------- --------- ------

Income before other
 items:
 Income from
  continuing
  operations       $  0.41  $  1.03  -60.2% $   1.95  $   2.49  -21.7%
 Impairment losses
  and recoveries,
  net of tax             -     0.01   (a)      (0.01)    (0.02)  50.0%
 Favorable
  resolution of tax
  matters            (0.09)   (0.27)  66.7%    (0.09)    (0.46)  80.4%
 Gain on sale of
  corporate assets,
  net of tax             -        -   (a)          -     (0.10)  (a)
                   -------- -------- ------ --------- --------- ------
 Income before
  other items      $  0.32  $  0.77  -58.4% $   1.85  $   1.91   -3.1%
                   ======== ======== ====== ========= ========= ======

                     Three months ended         Nine months ended
                         September 30,             September 30,
                   ---------------------------------------------------
(000 omitted)        2007     2006     %      2007      2006      %
                   -------- -------- ------ --------- --------- ------

Adjusted EBITDA:
 Net income        $ 8,538  $23,519  -63.7% $ 40,977  $ 65,389  -37.3%
 Loss (income) from
  discontinued
  operations            37   (1,496)  (a)        (65)  (11,026) -99.4%
                   -------- -------- ------ --------- --------- ------
 Income from
  continuing
  operations         8,575   22,023  -61.1%   40,912    54,363  -24.7%
 Impairment losses
  (recoveries), net    (72)     193   (a)       (172)     (650) -73.5%
 Interest expense      407      444    8.3%    1,252     1,219   -2.7%
 Income tax expense  1,843    2,429   24.1%   21,972    16,385  -34.1%
 Depreciation and
  amortization       5,969    5,019  -18.9%   16,965    15,044  -12.8%
                   -------- -------- ------ --------- --------- ------
 Adjusted EBITDA   $16,722  $30,108  -44.5% $ 80,929  $ 86,361   -6.3%
                   ======== ======== ====== ========= ========= ======

                     Three months ended         Nine months ended
                         September 30,             September 30,
                   ---------------------------------------------------
(000 omitted)        2007     2006     %      2007      2006      %
                   -------- -------- ------ --------- --------- ------

Free Cash Flow:
 Net cash provided
                                  by operating
  activities       $37,259  $41,840  -10.9% $ 51,164  $ 75,581  -32.3%
 Less:
  Capital
   expenditures     (5,648)  (4,319) -30.8%  (23,388)  (14,695) -59.2%
  Dividends paid      (822)    (861)   4.5%   (2,502)   (2,603)   3.9%
                   -------- -------- ------ --------- --------- ------
  Free cash flow   $30,789  $36,660  -16.0% $ 25,274  $ 58,283  -56.6%
                   ======== ======== ====== ========= ========= ======

(a) Change is greater than +/- 100 percent.


    CONTACT: Viad Corp
             Carrie Long, Investor Relations, 602-207-2681 clong@viad.com